                                                                    Exhibit 10.3
                                 LOAN AGREEMENT

This Agreement is made by and between Kid Castle Internet Technology Corporation (hereinafter referred to as "Lender") and WANG, KUO-AN of Global International Education Investment Ltd (hereinafter referred to as "Borrower") with the guarantor(s), for the necessary fund lending during the process of business dealings performed by both parties. The Agreement is established under mutual agreement, with the terms and conditions specified as follows:

Amount of Loan: TEN MILLION New Taiwan Dollars.

Valid Loan Period: From November 1, 2000 to October 31, 2003. The loan will be issued upon approval of the certificate of indebtedness or notes presented by the Borrower.

11. The loan interest will be calculated according to the actual loan amount and a fixed interest rate for the period. The annual interest rate is 6%.

12. Upon the due date for each loan taken, the Borrower and the guarantor(s) must pay off the loan immediately. Under conditions of an overdue, the interest for the entire loan amount will be re-calculated according to the overdue interest rate, an annual interest rate of 10%.

13. For all debts incurred under the Agreement, the Borrower and the guarantor(s) both agree to accept the obligation for loan payment. The obligation cannot be advocated for exemption with the supply of application documents, certificate of indebtedness, notes or any other documentation not signed or sealed by the guarantor(s).

14. The interest accountable with the certificate of indebtedness should be paid in lump sum with the payment for the principal.

15. Upon the involvement of this Agreement in a lawsuit, the Borrower and the Guarantors agrees to use the court at the location of the Lender as the court of first instance.

Lender   : Kid Castle Internet Technology Corporation (sealed)
Address  : 8th Floor, No. 98, Mingchuan Road, Hsintien City, Taipei

Borrower : For and on behalf of (sealed)
           Global International Education Investment Ltd.
           WANG, KUO - AN [(authorized Signature)]

Date: November 1, 2000